EXHIBIT 99.1

Tuesday Morning Corporation Announces Second Quarter Fiscal 2013 Results

DALLAS, Jan. 22, 2013 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES), a leading closeout retailer with over 830 stores across the United States specializing in selling deeply discounted, upscale home furnishings, housewares, gifts and related items, today announced financial results for the second quarter and year-to-date period ended December 31, 2012. For the second quarter, the Company's net sales increased 4.5% to $285.3 million, from $273.1 million in the second quarter of fiscal 2012. Including the impact of non-recurring charges detailed below, the Company reported a net loss for the quarter of $21.5 million, or $0.51 per share. Excluding these non-recurring charges, the Company reported non-GAAP adjusted net income of $15.5 million or $0.37 per share for the second quarter ended December 31, 2012 compared to net income of $15.9 million or $0.37 per share in the same period last year.

Brady Churches, President and Chief Executive Officer, stated, "We are pleased with our initial sales progress, which was driven by enthusiastic customer response across a range of seasonal merchandise and well-received deals during the second quarter. This does not, however, obscure the challenges ahead, which includes the need for a major revitalization across every facet of our operations. While the Company has taken some positive first steps in this regard, including a difficult but necessary inventory write-down, much work remains to restore Tuesday Morning's core value proposition."

For the quarter ended December 31, 2012:

  Comparable stores sales increased by 5.6% compared to the second quarter of fiscal 2012 and were comprised of a 5.3% increase in average ticket and a 0.3% increase in traffic.
  Gross profit was $61.6 million and gross margin was 21.6% compared to $104.8 million in gross profit and gross margin of 38.4% in the second quarter of fiscal 2012, related primarily to a non-cash inventory valuation charge of $41.8 million recorded during the second quarter of fiscal 2013. This inventory charge was required to devalue certain inventory based on a strategic decision to accelerate the sell off of such inventory by the end of the 2013 calendar year.
  Selling, general and administrative expenses (SG&A) increased 6.1% to $84.2 million from $79.3 million in the same period last year. The increase in SG&A was primarily attributable to $5.3 million in non-recurring charges that related to store clean-up, severance costs, and consulting, legal and recruitment expenses.
  Operating loss was $22.6 million as compared to operating income of $25.5 million in the second quarter of fiscal 2012. The Company's operating results were significantly impacted by a non-cash charge of $41.8 million for the write-down of inventory and $6.7 million in charges related to store clean-up, severance costs, legal, consulting, search and recruitment expenses, and a systems impairment.
  Net loss was $21.5 million or a $0.51 loss per share compared to net income of $15.9 million or $0.37 per share in the second quarter of fiscal 2012. The Company's results were impacted by the effects of the non-recurring items described above and a deferred tax asset valuation allowance.

For the Six Months ended December 31, 2012:

  Comparable stores sales increased by 4.0% compared to the six months ended December 31, 2011 and were comprised of a 4.7% increase in average ticket and a 0.7% decrease in traffic.
  Gross profit was $126.5 million and gross margin was 27.6% compared to $169.8 million in gross profit and gross margin of 38.3% for the six months ended December 31, 2011, related primarily to a non-cash inventory valuation charge of $41.8 million. This inventory charge was required to devalue certain inventory based on a strategic decision to accelerate the sell off of such inventory by the end of the 2013 calendar year.
  Selling, general and administrative expenses (SG&A) increased 4.7% to $160.0 million from $152.8 million in the same period last year primarily as a result of non-recurring charges. The increase is SG&A was primarily attributable to $6.8 million in charges that related primarily to store clean-up, severance costs, and consulting, legal and recruitment expenses.
  Operating loss was $33.5 million as compared to operating income of $17.0 million for the six months ended December 31, 2011. The Company's operating results were significantly impacted by a non-cash charge of $41.8 million for the write-down of inventory and $8.2 million in charges related to store clean-up, severance costs, legal, consulting, search and recruitment expenses, and a systems impairment.
  Net loss was $28.4 million or $0.68 loss per share compared to net income of $10.2 million or $0.23 per share for the six months ended December 31, 2011. The Company's results were impacted by the effects of the non-recurring items described above and a deferred tax asset valuation allowance.

The Company ended the second quarter of fiscal 2013 with $48.0 million in cash and cash equivalents with no borrowings under its line of credit. Inventories at the end of the second quarter of fiscal 2013 were $208.3 million compared to $239.2 million at the end of the second quarter of fiscal 2012, down $30.9 million or 12.9%.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates over 830 stores in 43 states. Tuesday Morning is nationally known for bringing its more than nine million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

Conference Call Information

Tuesday Morning Corporation's management will hold a conference call to review second quarter 2013 financial results today, January 22, 2013, at 4:00 p.m. Central Time. The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters. A real-time webcast of the call will be available in the Investor Relations section of the Company's website at www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will also be accessible through the Company's website or by dialing (855) 859-2056, conference ID number 87252706, until February 28, 2013.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other "forward-looking" information. Forward-looking statements in this press release include, but are not limited to, statements or management's plans and expectations in this press release.

Reference is hereby made to the Company's filings with the Securities and Exchange Commission, including, but not limited to, "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2012, for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; our ability to generate strong holiday season sales; and other factors. The Company's filings with the SEC are available at the SEC's web site at www.sec.gov.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events. Investors are cautioned not to place undue reliance on any forward-looking statements.

TUESDAY MORNING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income:
The following table sets forth a reconciliation of the Company's GAAP net income (loss) to Non-GAAP adjusted net income for the periods shown (in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Net income (loss), less impact of:	($21,466)	$15,857	($28,427)	$10,166

Inventory write-down, net of tax (1)	(31,796)	--	(31,796)	--
Store clean-up, net of tax (1)	(855)	--	(855)	--
Severance costs, net of tax (1)	(1,173)	--	(1,282)	--
Legal, consulting, search and recruitment fees, net of tax (1)	(2,040)	--	(3,065)	--
Systems impairment, net of tax (1)	(1,055)	--	(1,055)	---

Non-GAAP adjusted net income	$15,453	$15,857	$9,626	$10,166

(1) The effective tax rate utilized in this non-GAAP adjusted net income reconciliation is 24%. This rate is inclusive of a deferred tax asset valuation allowance of $6.3 million recorded during the quarter ended December 31, 2012.
GAAP Net Income (Loss) Per Share to Non-GAAP Adjusted Net Income Per Share:
The following table sets forth a reconciliation of the Company's GAAP net income (loss) per share to Non-GAAP adjusted net income per share for the periods shown:

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Net income (loss) per common share, less impact of:	($0.51)	$0.37	($0.68)	$0.23

Inventory write-down, net of tax (1)	($0.75)	--	($0.76)	--
Store clean-up, net of tax (1)	($0.02)	--	($0.02)	--
Severance costs, net of tax (1)	($0.03)	--	($0.03)	--
Legal, consulting, search and recruitment fees, net of tax (1)	($0.05)	--	($0.07)	---
Systems impairment, net of tax (1)	($0.03)	--	($0.03)	---

Non-GAAP adjusted net income per share	$0.37	$0.37	$0.23	$0.23

(1) The effective tax rate utilized in this non-GAAP adjusted net income per share reconciliation is 24%. This rate is inclusive of a deferred tax asset valuation allowance of $6.3 million recorded during the quarter ended December 31, 2012.

The Company believes that the Non-GAAP financial measures above provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the 2013 fiscal year to the prior year periods in a more consistent manner. Non-GAAP adjusted net income, as used in this press release, may not be comparable to similarly titled measures used by other companies. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

The Non-GAAP financial measures presented in the tables above should not be viewed as an alternative or substitute for the Company's reported GAAP results.

Tuesday Morning Corporation
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended Dec. 31,		Six Months Ended Dec. 31,

	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net sales	$ 285,312	$ 273,054	$ 458,107	$ 443,707
Cost of sales	223,711	168,239	331,600	273,919
Gross profit	61,601	104,815	126,507	169,788

Selling, general and administrative expenses	84,194	79,330	159,984	152,802

Operating income	(22,593)	25,485	(33,477)	16,986

Other income (expense):
Interest expense	(486)	(651)	(908)	(1,448)
Interest income	--	--	--	--
Other income (expense), net	(1,267)	108	(1,209)	150
Other income (expense)	(1,753)	(543)	(2,117)	(1,298)

Income before income taxes	(24,346)	24,942	(35,594)	15,688

Income tax expense	(2,880)	9,085	(7,167)	5,522

Net income	$ (21,466)	$ 15,857	$ (28,427)	$ 10,166

Earnings Per Share:
Net income per common share:
Basic	$ (0.51)	$ 0.37	$ (0.68)	$ 0.24
Diluted	$ (0.51)	$ 0.37	$ (0.68)	$ 0.23

Weighted average number of common shares:
Basic	42,308	42,131	42,036	42,421
Diluted	42,308	42,673	42,036	42,972

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets
(in thousands)	Dec. 31,	Dec. 31,	Jun. 30,
	2012	2011	2012
	(unaudited)	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 47,983	$ 57,128	$ 39,740
Inventories	208,304	239,161	265,630
Prepaid expenses and other assets	8,084	8,075	11,357
Deferred income taxes	9,289	1,568	535
Total current assets	273,660	305,932	317,262

Property and equipment, net	73,991	74,730	75,771

Other long-term assets:
Deferred financing costs	2,301	2,861	2,603
Other assets	1,287	1,329	1,531

Total Assets	$ 351,239	$ 384,852	$ 397,167

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 70,137	$ 71,087	$ 98,009
Accrued liabilities	38,505	32,228	30,295
Income taxes payable	1,105	5,482	19
Total current liabilities	109,747	108,797	128,323

Revolving credit facility	--	--	--
Deferred rent	2,936	3,400	3,262
Income tax payable - non-current	482	571	578
Deferred income taxes	4,395	5,126	4,813
Total Liabilities	117,560	117,894	136,976

Stockholders' equity	233,679	266,958	260,191
Total Liabilities and Stockholders' Equity	$ 351,239	$ 384,852	$ 397,167

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows
(in thousands)
	Six Months Ended Dec. 31,

	2012	2011
	(unaudited)
Net cash flows from operating activities:
Net income	$ (28,427)	$ 10,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,130	7,607
Amortization of financing fees	302	459
Deferred income taxes	(9,172)	(1,292)
Loss on disposal of fixed assets	1,503	216
Stock compensation expense	1,024	993
Other non-cash charges	56	52
Net change in operating assets and liabilities	41,268	48,833

Net cash provided by operating activities	13,684	67,034

Net cash flows from investing activities:
Capital expenditures	(6,360)	(5,571)

Net cash used in investing activities	(6,360)	(5,571)

Net cash flows from financing activities:
Repayments-revolving credit facility	(93,655)	(92,338)
Borrowings-revolving credit facility	93,655	92,338
Change in cash overdraft	--	(18,791)
Payment of financing fees	--	(816)
Proceeds from exercise of common stock options and stock purchase plan purchases and other	978	156
Purchase of treasury shares	(59)	(4,284)

Net cash provided by (used in) financing activities	919	(23,735)

Net increase in cash and cash equivalents	8,243	37,728

Cash and cash equivalents, beginning of period	39,740	19,400

Cash and cash equivalents, end of period	$ 47,983	$ 57,128
CONTACT: Stephanie Bowman
         Chief Financial Officer
         TUESDAY MORNING CORPORATION
         972-934-7251

         MEDIA:
         Jonathan Morgan/Jennifer Habicht
         PERRY STREET COMMUNICATIONS
         214-965-9955